                                                                    Exhibit 10.8

                               THIRD AMENDMENT TO
                           SECOND AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT
                           ---------------------------


         THIS THIRD AMENDMENT TO SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT is entered into as of October 31, 2003 (this "AMENDMENT"), by and among OVERHILL FARMS, INC., a Nevada corporation ("BORROWER"), and PLEASANT STREET INVESTORS, LLC, a California limited liability company ("Lender").

                                 R E C I T A L S
                                 ---------------

         A. Borrower, Overhill Ventures and Lender are parties to that certain Second Amended and Restated Loan and Security Agreement dated as of April 16, 2003, as amended by a First Amendment to Second Amended and Restated Loan and Security Agreement dated as of May 16, 2003, and a Second Amendment to Second Amended and Restated Loan and Security Agreement dated as of June 19, 2003 (as so amended, the "LOAN AGREEMENT"). Unless otherwise indicated, capitalized terms used and not otherwise defined herein have the meanings ascribed to them in the Loan Agreement.

         B. On or about September 11, 2003, Overhill Ventures was fully and finally dissolved in accordance with Applicable Laws pursuant to Section 9.15 of the Loan Agreement. Therefore, Overhill Ventures is no longer a party to the Loan Agreement.

         C. Borrower has requested that Lender loan additional funds to Borrower in the amount of $800,000 (the "ADDITIONAL FUNDS") to be used for working capital purposes. In this regard, Borrower desires to amend and restate the Senior Term A Note to, among other things, increase the aggregate principal amount thereof by the amount of Additional Funds to be loaned to Borrower by Lender. Borrower has further requested that Borrower extend the maturity dates of the Senior Term A Note and the Senior Term B Note to October 31, 2006.

         D. The Events of Default described in EXHIBIT A hereto (collectively, the "SPECIFIED EVENTS OF DEFAULT") have occurred and are continuing. Borrower has requested that Lender waive the Specified Events of Default.

         E. At Borrower's request, Lender is willing to loan the Additional Funds, to amend and restate the Senior Term A Note to, among other things, increase the aggregate principal amount thereof by the amount of Additional Funds to be loaned to Borrower by Lender and to extend the maturity dates of the Senior Term A Note and the Senior Term B Note to October 31, 2006, but only on the terms and subject to the conditions set forth herein.

         F. In addition, the Senior Subordinated Creditor and Borrower are entering into certain amendments to the Securities Purchase Agreement and other Investment Documents (as defined in the Securities Purchase Agreement) as provided for therein. In particular, Borrower has requested that the Senior Subordinated Creditor also provide additional funds to Borrower, and the Senior Subordinated Creditor is willing to do so in accordance with such amendments and other agreements.

                                A G R E E M E N T
                                -----------------

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, conditions and provisions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. LIMITED WAIVER OF SPECIFIED EVENTS OF DEFAULT. Effective on and as of the Third Amendment Effective Date (as defined below), at the request of Borrower, Lender waives the Specified Events of Default pursuant to Section 10.4 of the Loan Agreement. The waiver provided for in this Section 1 shall be limited solely to the Specified Events of Default and shall not extend to any other Default or Event of Default, whether past, present or future, shall not impair any right, power or remedy of Lender which may arise as a result of such other Default or Event of Default and shall not give rise to any obligation whatsoever on the part of Lender to grant any waivers in the future.

         2. AMENDMENT AND RESTATEMENT OF EXISTING SENIOR TERM A NOTE.

                  (a) AUTHORIZATION. Borrower has authorized and approved the amendment and restatement of the Amended and Restated Secured Senior Term A Note dated April 16, 2003, in the principal amount of $17,000,000 (the "EXISTING SENIOR TERM A NOTE"), on the terms and subject to the conditions set forth in a Second Amended and Restated Secured Senior Term A Note in the principal amount of $17,800,000, in substantially the form of EXHIBIT B attached hereto (the "SENIOR TERM A NOTE"). The parties acknowledge and agree that (i) $17,000,000 of the total principal amount of the Senior Term A Note evidences and represents the aggregate principal amount of the Existing Senior Term A Note outstanding as of the date hereof and (ii) $800,000 of the total principal amount of the Senior Term A Note evidences and represents the Additional Funds being provided to Borrower by Lender under this Amendment.

                  (b) ISSUANCE OF NOTE. Subject to the terms and conditions contained herein, and in reliance upon the representations, warranties, covenants and agreements contained herein, at the Closing, (i) Borrower shall be deemed to have issued the Senior Term A Note in exchange for the Existing Senior Term A Note and the Additional Funds loaned by Lender to Borrower and (ii) Lender shall be deemed to have loaned the Additional Funds to Borrower and received the Senior Term A Note in exchange for the Existing Senior Term A Note and the Additional Funds.

                  (c) CLOSINGS. The closing of the transactions contemplated by this Amendment (the "CLOSING") shall take place at the offices of Irell & Manella LLP, 1800 Avenue of the Stars, Suite 900, Los Angeles, California 90067, at 10:00 a.m. (Los Angeles time), on the Third Amendment Effective Date. At the Closing, Borrower shall issue and deliver to Lender the Senior Term A Note, duly executed on behalf of Borrower, against delivery by Lender of the Existing

Senior Term A Note and the Additional Funds being loaned by Lender to Borrower (net of amounts permitted to be withheld pursuant to Sections 4(f) and (g)) by wire transfer in immediately available funds to such bank as Borrower may request in writing).

                  (d) USE OF PROCEEDS. The Additional Funds to be received by Borrower hereunder, after payment of all amounts described in Sections 4(f) and
(g), shall be used solely for working capital purposes.

         3. AMENDMENTS TO LOAN AGREEMENT. Effective on and as of the Third Amendment Effective Date, pursuant to Section 10.1 of the Loan Agreement, the Loan Agreement shall be amended as follows:

                  (a) Clause (b) of Section 1.1 (Acknowledgments of Subordinated Bridge Note Obligations) of the Loan Agreement shall be amended by deleting the parenthetical at the end of such Section.

                  (b) Clause (b) of Section 1.8 (Repayment and Prepayment) of the Loan Agreement shall be amended to read in its entirety as follows:

                           "(b) SENIOR TERM B LOAN MATURITY. The Senior Term B
                  Loan shall be repaid by Borrower as follows: Borrower shall make monthly installment payments of principal of $69,445.00 each, and each such installment payment shall be due and payable on the last Business Day of each calendar month (or portion thereof), commencing November 28, 2003. Any remaining principal balance of the Senior Term B Loan shall be paid on the Senior Term B Maturity Date. Interest on the Senior Term B Loan shall accrue and be paid in accordance with Section 1.5."

                  (c) Clause (c) of Section 1.8 (Optional Prepayments) of the Loan Agreement shall be amended to read in its entirety as follows:

                           "(i) Notwithstanding the foregoing clauses (a) and
                  (b), Borrower may voluntarily prepay the Term Loans together (but not separately), in whole but not in part, prior to their Applicable Maturity Dates, without premium or penalty, in accordance with the provisions of this Section 1.8(c). Any prepayment of the Term Loans shall also include all accrued and unpaid interest on the then-outstanding principal balance thereof through the date of prepayment, premium, if any, and all other amounts due under the Senior Term A Note and the Senior Term B Note.

                           (ii) If Borrower elects to prepay the Term Loans
                  pursuant to clause (i) above, it shall furnish written notice to Lender not less than sixty (60) days prior to the date of prepayment. Such notice shall state that Borrower is prepaying the Term Loans in full and set forth the total amount to be paid and the specific date of prepayment. Such notice, once given, shall be irrevocable. Notice of prepayment having been given as aforesaid, Borrower shall make the prepayment of both

                  Term Loans in full to Lender on such prepayment date, together with all accrued and unpaid interest on the then-outstanding principal balance thereof through the date of prepayment, premium, if any, and all other amounts due under the Senior Term A Note and the Senior Term B Note; PROVIDED that Borrower shall also reimburse Lender at such time for any reasonable direct loss or out-of-pocket expense incurred by Lender in connection with such prepayment."

                  (d) Section 1.8 (Optional Prepayments) of the Loan Agreement shall be amended by adding the following new clause (f) at the end of such
Section:

                           "(f) For each Fiscal Year, commencing with the Fiscal
                  Year ending September 28, 2003, Borrower shall apply fifty percent (50.0%) of Excess Cash Flow for such Fiscal Year to prepay the portion of the principal balance of the Senior Term A Note described in clause (i) below and the principal amount of the Senior Term B Note in the following order:

                                    (i) First, to the principal balance of the
                           Senior Term A Loan, but only to the extent such principal balance exceeds the In-Formula Amount as shown on the latest Borrowing Base Certificate delivered by Borrower to Lender; and

                                    (ii) Second, to the extent there is any
                           Excess Cash Flow remaining from such Fiscal Year, to the outstanding principal balance of the Senior Term B Loan.

                           Such mandatory prepayment shall be due and payable by
                  Borrower to Lender not later than January 15th of the following Fiscal Year (the date upon which such prepayment will be made being referred to herein as the 'EXCESS CASH FLOW PAYMENT DUE Date'). Not later than two (2) Business Days prior to each Excess Cash Flow Payment Due Date, Borrower shall deliver to Lender an Excess Cash Flow Calculation Certificate, in form and substance satisfactory to Lender, signed by the Chief Financial Officer of Borrower, showing in reasonable detail the calculation of the amount of any Excess Cash Flow payment due on such Excess Cash Flow Payment Due Date. In no event shall any Excess Cash Flow be applied to (A) the outstanding principal balance of, or other amounts owing under, the Subordinated Note until the Excess Cash Flow has been applied as provided for in clauses (i) and (ii) above or
                  (B) the In-Formula Amount of the Senior Term A Note."

                  (e) Section 1.9 (Term; Applicable Maturity Dates) of the Loan Agreement shall be amended to read in its entirety as follows:

                           "1.9 TERM; APPLICABLE MATURITY DATES. Each Term Loan
                  shall be due and payable as provided for in this Agreement, including under Section 1.8, and any remaining Obligations shall be immediately due and payable on the Applicable Maturity Date, if not sooner paid (or required to be paid) in full."

                  (f) Section 3.5 (Conflict with Other Instruments; Existing Defaults; Ranking) of the Loan Agreement shall be amended by adding the following phrase immediately following the heading of such Section:

                           "Except as set forth on Schedule 3.5:"

                  (g) Paragraph (c) of Section 3.5 (Conflict with Other Instruments; Existing Defaults; Ranking) of the Loan Agreement shall be amended to read in its entirety as follows:

                           "(c) No Borrower Party is subject to contractual
                  restrictions which prohibit or restrict any merger, sale of assets or other event which could result in a Change in Control or otherwise prohibit any financings by any Borrower Party, including any public or private debt or equity financings."

                  (h) Section 3.6 (Governmental and Other Third Party Consents) of the Loan Agreement shall be amended by replacing the last sentence of such Section with the following:

                           "The time within which any administrative or judicial
                  appeal, reconsideration, rehearing or other review of any such Consent of any Governmental Authority may be taken or instituted has lapsed, and no such appeal, reconsideration or rehearing or other review has been taken or instituted."

                  (i) Clause (c)(iv) of Section 4.1 (Negative Covenants) of the Loan Agreement is hereby amended to read in its entirety as follows:

                           "(iv) trade accounts payable arising in the ordinary
                  course of business that are more than sixty (60) days past their due dates and do not exceed in the aggregate (x) $850,000 at any time from September 29, 2003 to and including December 28, 2003, (y) $500,000 at any time during the period commencing on December 29, 2003 and ending on March 28, 2004 and (z) $250,000 at any time thereafter; PROVIDED, HOWEVER, that if during any of such periods the aggregate amount of any such trade accounts payable exceeds the applicable amount for such period at any one time, then Borrower shall not be deemed to be in violation of this clause (iv) if the amount in excess of such applicable amount is being disputed or contested in good faith by appropriate proceedings in a commercially reasonable manner; or"

                  (j) Section 4.3 (Financial Covenants) of the Loan Agreement shall be amended to read in its entirety as follows:

                           "4.3 FINANCIAL COVENANTS. Until the monetary
                  Obligations under the Senior Term A Note and the Senior Term B Note have been paid in full, Borrower shall perform, comply with and observe each of the covenants set forth in this
                  Section 4.3:

                           "(a) MINIMUM EBITDA. For each of the periods listed
                  in the table below, EBITDA shall not be less than the total amount reflected in Column (B) set forth opposite each such period in the table:

                                                                             MINIMUM EBITDA
                                                                             --------------
       PERIOD                                                      COLUMN (A)              COLUMN (B)
       ------                                                      ----------              ----------
       Trailing one consecutive Fiscal
       Quarter ending in December 2003......................       $1,608,000              $1,429,000
       Trailing two consecutive Fiscal
       Quarters ending in March 2004........................        3,408,000               3,029,000
       Trailing three consecutive Fiscal
       Quarters ending in June 2004.........................        5,682,000               5,050,000
       Trailing four consecutive Fiscal
       Quarters ending in September 2004....................        7,728,000               6,870,000
       Trailing four consecutive Fiscal
       Quarters ending in December 2004.....................        8,115,000               7,213,000
       Trailing four consecutive Fiscal
       Quarters ending in March 2005........................        8,464,000               7,524,000
       Trailing four consecutive Fiscal
       Quarters ending in June 2005.........................        8,486,000               7,543,000
       Trailing four consecutive Fiscal
       Quarters ending in September 2005....................        8,552,000               7,602,000
       Trailing four consecutive Fiscal
       Quarters ending in December 2005.....................        8,670,000               7,707,000
       Trailing four consecutive Fiscal
       Quarters ending in March 2006........................        8,788,000               7,812,000
       Trailing four consecutive Fiscal
       Quarters ending in June 2006.........................        8,905,000               7,916,000
       Trailing four consecutive Fiscal
       Quarters ending in September 2006....................        9,020,000               8,018,000

                           "(b) MINIMUM FIXED CHARGE COVERAGE RATIO. For each of
                  the periods listed in the table below, the Fixed Charge
                  Coverage Ratio shall not be less than the ratio reflected in Column (B) set forth opposite each such period in the table:

                                      -6-

                                                                    MINIMUM FIXED CHARGE
                                                                       COVERAGE RATIO
                                                                       --------------

PERIOD                                                         COLUMN (A)           COLUMN (B)
------                                                         ----------           ----------
Trailing one consecutive Fiscal                                     0.87
Quarter ending in December 2003...................................                       0.78
Trailing two consecutive Fiscal                                     1.00
Quarters ending in March 2004.....................................                       0.90
Trailing three consecutive Fiscal                                   1.10
Quarters ending in June 2004......................................                       1.00
Trailing four consecutive Fiscal                                    1.13
Quarters ending in September 2004.................................                       1.00
Trailing four consecutive Fiscal                                    1.16
Quarters ending in December 2004..................................                       1.03
Trailing four consecutive Fiscal                                    1.18
Quarters ending in March 2005.....................................                       1.05
Trailing four consecutive Fiscal                                    1.16
Quarters ending in June 2005......................................                       1.03
Trailing four consecutive Fiscal                                    1.15
Quarters ending in September 2005.................................                       1.02
Trailing four consecutive Fiscal                                    1.17
Quarters ending in December 2005..................................                       1.04
Trailing four consecutive Fiscal                                    1.19
Quarters ending in March 2006.....................................                       1.06
Trailing four consecutive Fiscal                                    1.21
Quarters ending in June 2006......................................                       1.08
Trailing four consecutive Fiscal                                    1.24
Quarters ending in September 2006.................................                       1.09

                           "(c) MAXIMUM LEVERAGE RATIO. As of the last day of
                  each of the periods listed in the table below, the Leverage
                  Ratio shall not exceed the ratio reflected in Column (B) set forth opposite each such period in the table:

                                      -7-

                                                                        MAXIMUM LEVERAGE RATIO
                                                                        ----------------------

PERIOD                                                             COLUMN (A)           COLUMN (B)
------                                                             ----------           ----------

Trailing one consecutive Fiscal
Quarter ending in December 2003...............................          8.03                 9.04

Trailing two consecutive Fiscal
Quarters ending in March 2004.................................          7.55                 8.49

Trailing three consecutive Fiscal
Quarters ending in June 2004..................................          6.76                 7.61

Trailing four consecutive Fiscal
Quarters ending in September 2004.............................          6.60                 7.42

Trailing four consecutive Fiscal
Quarters ending in December 2004..............................          6.26                 7.04

Trailing four consecutive Fiscal
Quarters ending in March 2005.................................          5.97                 6.72

Trailing four consecutive Fiscal
Quarters ending in June 2005..................................          5.93                 6.67

Trailing four consecutive Fiscal
Quarters ending in September 2005.............................          5.85                 6.59

Trailing four consecutive Fiscal
Quarters ending in December 2005..............................          5.75                 6.48

Trailing four consecutive Fiscal
Quarters ending in March 2006.................................          5.59                 6.35

Trailing four consecutive Fiscal
Quarters ending in June 2006..................................          5.49                 6.24

Trailing four consecutive Fiscal
Quarters ending in September 2006.............................          5.39                 6.13

                           "(d) MAXIMUM CAPITAL EXPENDITURES. Capital
                  Expenditures shall not exceed $300,000 with respect to any Fiscal Quarter; PROVIDED, HOWEVER, that if (A) Borrower prepares and furnishes to Lender a "payback" analysis of Capital Expenditures it proposes to make or incur in excess of such amounts, (B) Lender has at least five (5) Business Days to review such analysis and (C) if satisfied with such analysis in its sole discretion, Lender consents in writing to such excess amount(s) prior to the incurrence thereof, then Borrower may make or incur such excess Capital Expenditures; PROVIDED FURTHER, HOWEVER, that in addition to the Capital Expenditures Borrower may incur in any Fiscal Quarter as provided above, Borrower may incur an aggregate of $850,000 of Capital Expenditures in the Fiscal Year ending in September 2004 to expand its "mandarin chicken" manufacturing line.

                           "(e) [Intentionally Omitted.]"

                           "(f) MAXIMUM PAYABLES TURN. For each of the "fiscal
                  months" listed in the table below, the Payables Turn (expressed in a number of days) at the end of such month shall not be greater than the number of days set forth opposite each such month in the table:


"FISCAL MONTH(S)"                                          PAYABLES TURN
-----------------                                          -------------

October and November 2003............................            42
December 2003........................................            45
January 2004.........................................            47
February 2004........................................            50
March, April and May 2004............................            49
June 2004............................................            50
July, August and September 2004......................            49
October 2004.........................................            46
November 2004........................................            49
December 2004........................................            47
January 2005.........................................            48
February and March 2005..............................            49
April 2005...........................................            48
May and June 2005....................................            47
July 2005............................................            48
August and September 2005............................            47
October 2005.........................................            51
November 2005........................................            50
December 2005........................................            49
January and February 2006............................            51
March 2006...........................................            49
April 2006...........................................            48
May 2006.............................................            47
June 2006............................................            45
July 2006............................................            44
August 2006..........................................            43
September 2006.......................................            40

                           "(g) MINIMUM NET WORKING CAPITAL. For each of the
                  "fiscal months" listed in the table below, Net Working Capital shall not be less than the amount set forth opposite each such month in the table:

                                                               MINIMUM NET
"FISCAL MONTH(S)"                                            WORKING CAPITAL
-----------------                                            ---------------
October 2003.................................................. $13,200,000
November 2003.................................................  13,000,000
December 2003.................................................  12,800,000
January and February 2004.....................................  12,700,000
March 2004....................................................  12,400,000
April 2004....................................................  12,600,000
May 2004......................................................  12,700,000
June 2004.....................................................  13,000,000
July 2004.....................................................  13,100,000
August 2004...................................................  13,200,000
September 2004................................................  13,500,000
October 2004..................................................  13,600,000
November 2004.................................................  13,700,000
December 2004 and January 2005................................  13,900,000
February 2005.................................................  14,100,000
March 2005....................................................  14,400,000
April 2005....................................................  14,500,000
May 2005......................................................  14,700,000
June and July 2005............................................  15,100,000
August 2005...................................................  15,300,000
September 2005................................................  15,600,000
October 2005..................................................  14,900,000
November 2005.................................................  15,000,000
December 2005.................................................  15,200,000
January 2006..................................................  15,000,000
February 2006.................................................  15,100,000
March 2006....................................................  15,500,000
April 2006....................................................  15,700,000
May 2006......................................................  15,900,000
June 2006.....................................................  16,200,000
July 2006.....................................................  16,300,000
August 2006...................................................  16,500,000
September 2006................................................  16,800,000

                           "(h) MINIMUM LIQUIDITY. On any day, the seven (7)-day
                  rolling average (I.E., a backward looking average over the immediately preceding seven calendar days) of the daily available unrestricted cash balances of Borrower, aggregating funds maintained solely in deposit accounts that are subject to the Deposit Account Control Agreements, shall not be less than $500,000."

                  (k) Clause (b) of Section 7.1 (Events of Default) of the Loan Agreement shall be amended to read in its entirety as follows:

                                    "(b) (i) Borrower or any of its Subsidiaries
                           shall fail or neglect to perform, keep, or observe any of the other covenants, promises, agreements, requirements, conditions, or other terms or provisions contained in this Agreement or any of the other Loan Documents (other than any provision embodied in or covered by any other clause of this
                           Section 7.1), and such default shall have continued for a period of ten (10) Business Days after the earlier to occur of Borrower's receipt of notice of such breach from Lender or the date on which such failure or neglect first becomes known to any officer of Borrower; PROVIDED that there shall be no grace period for Borrower's failure to perform, keep, or observe any of the covenants, promises, agreements, requirements, conditions, or other terms or provisions contained in Section 4.2(e), Section 4.2(i) or Section 4.1; or

                                            (ii) Borrower shall fail to achieve
                           (w) the minimum EBITDA amount set forth in Column (B) of SECTION 4.3(a) for the corresponding period, (x) the minimum Fixed Charge Coverage Ratio set forth in Column (B) of SECTION 4.3(b) for the corresponding period, (y) the maximum Leverage Ratio set forth in Column (B) of SECTION 4.3(c) as of the last day of the corresponding period or (z) any other covenant set forth in SECTION 4.3; or"

                  (l) Section 9.10 (Hiring of Sales Force) of the Loan Agreement shall be amended to read in its entirety as follows:

                           "9.10 HIRING OF SALES FORCE. Borrower shall use its
                  best efforts to hire, as soon as practicable, additional qualified sales people."

                  (m) Paragraph (b) of Section 10.8 (Confidentiality) of the Loan Agreement shall be amended to read in its entirety as follows:

                           "(b) Lender agrees to maintain the confidentiality of
                  any and all of Borrower's confidential or proprietary information it receives from Borrower or through Borrower's professional advisors or representatives, and not to disclose such information to third parties without the prior written consent of Borrower, except that Lender may disclose such confidential or proprietary information (a) if such information was or becomes generally available to the public other than through a breach of this Section 10.8, (b) to legal counsel, accountants and other professional advisors of Lender and to the partners (general and limited), members, managers, officers, directors, employees and other authorized representatives of Lender, provided that each such Person needs to know that such information is related to Lender's loans to Borrower and agrees to be bound by this Section 10.8,
                  (c) if required by Applicable Law, to regulatory officials having jurisdiction over Lender, or in connection with any legal proceeding, process or order, provided that Lender uses its commercially reasonable efforts to limit disclosure and obtain confidential treatment or a protective order for the information and that Lender provides Borrower with written notice of any such request or requirement and allows Borrower to participate in the proceeding, process or procedure through which disclosure is to be made, all at Borrower's sole cost and expense, (d) to any other Person in connection with any assignment of any Note (or any interest therein) or sale of the Warrant Shares or (e) was rightfully disclosed to Lender by an unrelated third party or source that was not known by Lender to have been prohibited from disclosing such information. Lender represents that it is familiar with the Exchange Act and agrees that it will neither use, nor cause any affiliate to use, any confidential or proprietary information of Borrower in contravention of the Exchange Act, including without limitation, Rule 10b-5 thereunder."

                  (n) Schedule A (Definitions and Rules of Construction) of the Loan Agreement shall be amended by adding the following new definitions to Schedule A in alphabetical order:

                           "'EXCESS CASH FLOW' has the meaning set forth in the
                  Securities Purchase Agreement."

                           "'EXCESS CASH FLOW PAYMENT DUE DATE' has the meaning
                  set forth in Section 1.8."

                           "'INTEREST RATE EVENT' means (i) for any Interest
                  Rate Event Measurement Period, Borrower's failure to meet one or more of the following for such Period: (A) The minimum EBITDA amount set forth in Column (A) (but meets the amount set forth in Column (B)) of Section 4.3(a) of the Loan Agreement; (B) the minimum Fixed Charge Coverage Ratio set forth in Column (A) (but meets the amount set forth in Column
                  (B)) of Section 4.3(b) of the Loan Agreement or (C) the maximum Leverage Ratio set forth in Column (A) (but meets the amount set forth in Column (B)) of Section 4.3(c) of the Loan Agreement, or (ii) in any election of directors, Borrower's shareholders shall fail to elect as a member of the Board of Directors of Borrower any individual(s) designated by the Senior Subordinated Creditor under Section 1 of the Investor Rights Agreement dated as of October 29, 2002, as amended from time to time, for nomination and election to such Board."

                           "'INTEREST RATE MEASUREMENT PERIOD' means each of the
                  measurement "Periods" described in Sections 4.3(a), (b) or (c) of the Loan Agreement, as applicable."

                           "'PRIME RATE' means the rate of interest publicly
                  announced from time to time by Bank of America National Trust and Savings Association as its 'prime rate.' The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged by Bank of America National Trust and Savings Association in connection with extensions of credit to debtors."

                           "'SECOND AMENDMENT' shall mean that certain Second
                  Amendment to Second Amended and Restated Loan and Security Agreement dated as of June 19, 2003."

                           "'THIRD AMENDMENT' shall mean that certain Third
                  Amendment to Second Amended and Restated Loan and Security Agreement dated as of October 31, 2003."

                           "'THIRD AMENDMENT EFFECTIVE DATE' shall mean the date
                  of the closing of the transactions under the Third Amendment."

                  (o) Schedule A (Definitions and Rules of Construction) of the Loan Agreement shall be amended by amending the following existing definitions to read in their entirety as follows:

                           "'ADJUSTED CURRENT ASSETS' shall mean, collectively,
                  (i) cash, (ii) accounts receivable, net, (iii) inventory, net, and (iv) prepaid expenses, in each case determined in accordance with GAAP."

                           "'APPLICABLE RATE' means:

                                    (i) With respect to the Senior Term A Loan,
                           a rate per annum accruing on the Senior Term A Loan equal to the greater of (A) five and one-half percent (5.5%) and (B) the Prime Rate in effect from time to time PLUS 1.5%; provided, HOWEVER, that if for any Performance Week the outstanding principal balance of the Senior Term A Loan exceeds the In-Formula Amount as shown on the Borrowing Base Certificate pertaining to that Performance Week, then, with respect to such excess, the Applicable Rate for the Application Week to which that Performance Week relates shall be a rate per annum equal to the greater of (A) eight percent (8.0%) and (B) the Prime Rate in effect from time to time PLUS 4.0%; and

                                    (ii) With respect to the Senior Term B Loan,
                           a rate per annum accruing on the Senior Term B Loan equal to twelve percent (12.0%).

                           In addition, if, for any Interest Rate Measurement
                  Period, an Interest Rate Event occurs, the Applicable Rate for the Fiscal Quarter immediately succeeding such Interest Rate Event Measurement Period shall be equal to the rate of interest determined, with respect to the Senior Term A Loan, under clause (i), and with respect to the Senior Term B Loan, under clause (ii), in each case PLUS two percent (2.0%)."

                           "'BORROWING BASE CERTIFICATE' means a certificate to
                  be delivered by Borrower to Lender pursuant to Section 5.1(b), which shall be in form and substance satisfactory to Lender from time to time."

                           "'COLLATERAL DOCUMENTS' means this Agreement, but
                  only to the extent of Article 6 (Creation of Security Interests) and the related definitions and other provisions included in this Agreement, the Pledge Agreement, the Intellectual Property Security Agreement, the RWCI Assignment, the Landlord Waivers, the Warehouse Bailment Agreements, the Deposit Account Control Agreements, the UCC financing statements and all other Loan Documents granting Liens to Lender to secure the Obligations or other rights with respect to the Collateral."

                           "'DEFAULT RATE' means, with respect to the Senior
                  Term A Loan or the Senior Term B Loan, as applicable, a rate per annum equal to the Applicable Rate in effect at such time and from time to time during the continuance of such Event of Default PLUS two percent (2.0%) for the first sixty (60) days during which such Event of Default shall remain uncured or unwaived and, thereafter, such rate shall increase by one percent (1.0%) per annum over the rate applicable to the thirty (30) days prior thereto for each additional thirty (30) days that such Event of Default remains uncured or unwaived; PROVIDED, HOWEVER, that the Default Rate shall not exceed twenty percent (20%)."

                           "'FISCAL QUARTER' means (i) the thirteen (13) week
                  period ending on the last Sunday of December, March, June and September of any Fiscal Year, except that in the event that a Fiscal Year ends on the first day of October, then "FISCAL QUARTER" shall mean the fourteen (14) week period ending on the first Sunday of January of such Fiscal Year and on the last Sunday of each of the three (3) thirteen (13) week periods thereafter, or (ii) such other period as Borrower may designate in writing and Lender may approve in writing."

                           "'LEVERAGE RATIO' means:

                                    (i) With respect to the Fiscal Quarter
                           period ending in December 2003, the ratio of (i) the sum of (A) total Indebtedness (excluding any reduction from original issue discount) of Borrower and its Subsidiaries at the end of such period and
                           (B) all Capital Lease Obligations at the end of such period to (ii) (A) EBITDA for such Fiscal Quarter, MULTIPLIED BY (B) 4;

                                    (ii) With respect to the two (2) consecutive
                           Fiscal Quarter period ending in March 2004, the ratio of (i) the sum of (A) total Indebtedness (excluding any reduction from original issue discount) of Borrower and its Subsidiaries at the end of such period and (B) all Capital Lease Obligations at the end of such period to (ii) (A) EBITDA for such two
                           (2) consecutive Fiscal Quarters, MULTIPLIED BY (B) 2;

                                    (iii) With respect to the three (3)
                           consecutive Fiscal Quarter period ending in June 2004, the ratio of (i) the sum of (A) total Indebtedness (excluding any reduction from original issue discount) of Borrower and its Subsidiaries at the end of such period and (B) all Capital Lease Obligations at the end of such period to (ii) (A) EBITDA for such three (3) consecutive Fiscal Quarters, MULTIPLIED BY (B) 4, DIVIDED BY (C) 3; and

                                    (iv) With respect to the four (4)
                           consecutive Fiscal Quarter period ending in September 2004 and each four (4) consecutive Fiscal Quarter period ending thereafter, the ratio of (i) the sum of
                           (A) total Indebtedness (excluding any reduction from original issue discount) of Borrower and its Subsidiaries at the end of such period and (B) all Capital Lease Obligations at the end of such period, to (ii) EBITDA for the four (4) consecutive Fiscal Quarters ending at the end of such period."

                           "'NET INCOME (LOSS)' shall mean, or any period, net
                  income (loss) after Taxes of Borrower and its Subsidiaries on a consolidated basis for such period taken as a single accounting period, all computed in accordance with GAAP; PROVIDED, HOWEVER, that, for purposes of calculating minimum EBITDA under Section 4.3(a), the minimum Fixed Charge Coverage Ratio under Section 4.3(b) and the maximum Leverage Ratio under Section 4.3(c), the aggregate non-cash losses recorded as a direct result of a write-down of the value of American Airlines inventory or of Accounts owed by American Airlines, in each case due to a bankruptcy filing by or against American Airlines, in an amount not to exceed $800,000 if the filing occurs on or after September 1, 2003, shall be excluded from the calculation of Net Income (Loss). Any accounting gains associated with the recovery of any of the costs or write-downs described above shall also be excluded from Net Income (Loss)."

                           "'NET WORKING CAPITAL' shall mean, at any time, (i)
                  Adjusted Current Assets at such time, minus (ii) Adjusted Current Liabilities at such time."

                           "'RESERVES' means, at any given time, the sum of the
                  Producer Payables Reserves, the Rent Reserve and any other reserve established by the Lender from time to time in its sole discretion."

                           "'SECURITIES PURCHASE AGREEMENT' shall mean that
                  certain Second Amended and Restated Securities Purchase Agreement dated as of April 16, 2003, as amended by a First Amendment to Second Amended and Restated Securities Purchase Agreement dated as of May 16, 2003, a Second Amendment to Second Amended and Restated Securities Purchase Agreement dated as of June 19, 2003, and a Third Amendment to Second Amended and Restated Securities Purchase Agreement dated as of October 31, 2003, as further amended from time to time."

                           "'SENIOR TERM A LOAN' means the term loan made by
                  Lender to Borrower in the amended and restated principal amount of $17,800,000, as such principal amount may be increased or decreased, and evidenced by the Senior Term A Note."

                           "'SENIOR TERM A MATURITY DATE' means the earliest of
                  (a) October 31, 2006, (b) the date Lender's obligation to make Loans is terminated and the Obligations are declared to be due and payable pursuant to Section 7.2, and (c) the date of prepayment in full by Borrower of the Obligations in accordance with the provisions of Section 1.10."

                           "'SENIOR TERM B MATURITY DATE'" means the earliest of
                  (a) October 31, 2006, (b) the date Lender's obligation to make Loans is terminated and the Obligations are declared to be due and payable pursuant to Section 7.2, and (c) the date of prepayment in full by Borrower of the Obligations in accordance with the provisions of Section 1.10."

                           "'SENIOR TERM A NOTE'" means that certain Second
                  Amended and Restated Secured Senior Term A Note dated as of the Third Amendment Effective Date, in the principal amount of $17,800,000, which amends and restates that certain Amended and Restated Secured Senior Term A Note amended and restated as of April 16, 2003, executed and delivered by Borrower in favor of Lender in the original principal amount of $17,000,000, as further amended from time to time."

                           "'SUBORDINATED NOTE' means the Second Amended and
                  Restated Secured Senior Subordinated Note Due 2006 as of the Third Amendment Effective Date, in the stated principal amount of $28,858,000, which amends and restates the Amended and Restated Secured Senior Subordinated Note Due 2004 dated November 24, 1999, in the original principal amount of $28,000,000, as amended from time to time."

                  (p) Schedule A (Definitions and Rules of Construction) of the Loan Agreement shall be amended by deleting the definition of "DESIGNATED RESERVE" in its entirety."

                  (q) Each of the Disclosure Schedules to the Loan Agreement listed in EXHIBIT C attached hereto shall be amended by the Disclosure Schedules attached to EXHIBIT C as provided for in such amended Disclosure Schedules (it being understood that such amended Disclosure Schedules shall update the corresponding Disclosure Schedules through and including the Third Amendment Effective Date).

         4. CONDITIONS PRECEDENT TO AMENDMENTS. The effectiveness of Lender's waiver of the Specified Events of Default set forth in Section 1, the loan of the Additional Funds to be made by Lender as provided in Section 2 and the effectiveness of the amendments set forth in Section 3 shall be subject to the satisfaction, in Lender's sole discretion, of each of the following conditions precedent (the date upon which the last of such conditions precedent to be so satisfied shall be referred to herein as the "THIRD AMENDMENT EFFECTIVE DATE"):

                  (a) THIRD AMENDMENT EFFECTIVE DATE. All of the conditions precedent set forth in this Section 4 shall be satisfied on or before October 31, 2003.

                  (b) AMENDED LOAN DOCUMENTS. Lender shall have received the following closing documents, each dated as of the Third Amendment Effective Date (collectively, and together with this Amendment, the "THIRD AMENDMENT LOAN DOCUMENTS"):

                           (i) SENIOR TERM A NOTE. The Senior Term A Note, duly
executed on behalf of Borrower; and

                           (ii) AMENDMENT TO INTERCREDITOR AGREEMENT. A First
Amendment to and Consent Under Second Amended and Restated Intercreditor and Subordination Agreement, duly executed by Senior Subordinated Creditor and Borrower.

                  (c) LEGAL OPINION. (i) Rutan & Tucker, special counsel to Borrower, shall have delivered to Lender a legal opinion letter, in form and substance satisfactory to Lender, addressed to Lender and dated as of the Third Amendment Effective Date, and (ii) Kummer Kaempfer Bonner & Renshaw, special Nevada counsel to Borrower, shall have delivered to Lender a legal opinion letter, in form and substance satisfactory to Lender, addressed to Lender and dated as of the Third Amendment Effective Date.

                  (d) EXTENSION OF TERMS OF EMPLOYMENT AGREEMENTS. Lender shall have received executed copies of (i) an amendment to the Employment Agreement of James Rudis extending the term thereof through October 31, 2006, and (ii) an amendment to the Employment Agreement of John Steinbrun extending the term thereof at least eighteen (18) months after the Third Amendment Effective Date, in each case in form and substance satisfactory to Lender.

                  (e) REPRESENTATIONS AND WARRANTIES. Lender shall have received from Borrower an Officers' Certificate, in form and substance satisfactory to Lender, dated as of the Third Amendment Effective Date and duly executed by the President and Chief Executive Officer and the Chief Financial Officer of Borrower, to the effect that (i) after giving effect to the execution, delivery and performance of this Amendment and the other Third Amendment Loan Documents and the amended Disclosure Schedules attached as EXHIBIT C hereto, each of the representations and warranties of Borrower contained in the Loan Agreement was true and correct on and as of the date made and was true and correct on and as of the Third Amendment Effective Date, with the same effect as if made on and as of the Third Amendment Effective Date; (ii) each of the covenants and agreements of Borrower required to be performed or satisfied under this Amendment on or before the Third Amendment Effective Date has been performed or satisfied on or before the Third Amendment Effective Date; (iii) Borrower has satisfied or fulfilled each of the conditions precedent set forth in this Section 4; (iv) except for the Specified Events of Default, no Default or Event of Default has occurred and is continuing or will result from the execution, delivery or performance of this Amendment or the other Third Amendment Loan Documents and
(v) since September 29, 2002, no Material Adverse Change has occurred other than as previously disclosed to Lender in writing or as previously disclosed in Borrower's SEC Documents.

                  (f) ACCRUED AND UNPAID INTEREST. Lender shall have received, by wire transfer in immediately available funds, all accrued and unpaid interest under the Senior Term A Note and the Senior Term B Note through and including the Third Amendment Effective Date (PROVIDED that such amounts may be withheld by Lender from the Additional Funds to be provided to Borrower by Lender).

                  (g) REIMBURSEMENT OF FEES AND EXPENSES. Borrower shall have reimbursed Lender for all actual and estimated fees, costs and expenses, including attorneys' fees and expenses, expended or incurred by Lender in connection with the negotiation, preparation, execution and performance of this Amendment and the transactions contemplated hereby or that otherwise remain outstanding and unreimbursed as of the Third Amendment Effective Date (PROVIDED that such amounts may be withheld by Lender from the Additional Funds to be provided to Borrower by Lender).

                  (h) CONSENTS. Borrower shall have obtained all Consents required to be obtained from all Governmental Authorities and other Persons (including the amendment referred to in Section 4(b)(ii) above) in connection with the execution, delivery and performance of this Amendment and the other Third Amendment Loan Documents, and Lender shall have approved the terms and conditions thereof.

                  (i) CERTIFIED BORROWER BOARD RESOLUTIONS. Lender shall have received a Secretary's Certificate from Borrower, in form and substance satisfactory to Lender, duly executed by the Secretary of Borrower and dated as of the Third Amendment Effective Date, certifying as to (i) the charter of Borrower, as amended, (ii) the Bylaws of Borrower, as amended, and (iii) the resolutions of the Board of Directors of Borrower approving the execution, delivery and performance of this Amendment and each of the other Third Amendment Loan Documents and the consummation of the transactions contemplated hereby and thereby.

                  (j) GOOD STANDING CERTIFICATES. Lender shall have received (i) a corporate good standing certificate and a tax good standing certificate, if available, for Borrower from the Secretary of State of the State of Nevada and Nevada taxing authority, (ii) a corporate good standing certificate and a tax good standing certificate for Borrower from the Secretary of State of the State of California and the Franchise Tax Board of the State of California, respectively, and (iii) a corporate good standing certificate and a tax good standing certificate, if available, of Borrower from the Secretaries of State or similar governmental authority of each jurisdiction in which Borrower is required to be qualified to transact business as a foreign corporation or other entity, in each case dated as of a recent practicable date prior to the Third Amendment Effective Date.

                  (k) DISSOLUTION OF OVERHILL VENTURES. Lender shall have received executed copies of all assignment agreements and other documents, if any, evidencing or memorializing the assignment or transfer to Borrower of trademark rights and all other assets, if any, formerly owned or held by Overhill Ventures.

                  (l) CERTIFIED FINANCIAL PROJECTIONS. Borrower shall have delivered to Lender, and Lender shall have approved, consolidated financial projections of Borrower and its Subsidiaries for the period commencing on October 1, 2003 and ending on the last day of the Fiscal Year ending in September 2006. Such financial projections shall specify the assumptions on which they are based and shall be made in good faith. The financial projections shall be accompanied by an Officers' Certificate, in form and substance satisfactory to Lender, duly executed by the President and Chief Executive Officer and the Chief Financial Officer of Borrower, certifying as to the assumptions on which such financial projections are based.

                  (m) LEGAL PROHIBITIONS. The consummation of the transactions contemplated by this Amendment and the other Third Amendment Loan Documents shall not be prohibited by or violate any Applicable Laws and shall not subject any party to any Tax, penalty or liability, under or pursuant to any Applicable Laws. Without limiting the generality of the foregoing, the consummation of the transactions contemplated hereby shall otherwise comply with all applicable requirements of federal securities and state securities or "blue sky" laws.

         5. REPRESENTATIONS AND WARRANTIES OF BORROWER. In order to induce Lender to enter into this Amendment, Borrower represents and warrants to Lender as follows:

                  (a) AUTHORIZATION; BINDING EFFECT. Borrower has the full power and authority to enter into, deliver and perform its obligations under this Amendment and the other Third Amendment Loan Documents. The execution, delivery and performance by Borrower of this Amendment and the other Third Amendment Loan Documents and the consummation of the other transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action on the part of Borrower. This Amendment has been, and on the Third Amendment Effective Date each of the Third Amendment Loan Documents will be, duly executed and delivered by Borrower. This Amendment constitutes, and on the Third Amendment Effective Date each of the Third Amendment Loan Documents will constitute, the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability and except as rights of indemnity or contribution may be limited by federal or state securities or other laws or the public policy underlying such laws.

                  (b) NO CONFLICT. The execution, delivery and performance by Borrower of this Amendment and the other Third Amendment Loan Documents and the consummation of the transactions contemplated hereby and thereby do not and will not violate or conflict with, or cause a default under, or give rise to a right of termination under, (i) the charter or bylaws of Borrower or any of its Subsidiaries, as in effect on the date hereof; (ii) any Applicable Laws; or
(iii) any term of any material contract, indenture, note, mortgage, instrument, agreement or other document to which Borrower or any of its Subsidiaries is a party or by which any of its or their properties or assets are bound.

                  (c) RANK; OBLIGATIONS. The Indebtedness evidenced by the Senior Term A Note ranks PARI PASSU with the Indebtedness evidenced by the Senior Term B Note, and no other Indebtedness of Borrower ranks senior to, or PARI PASSU with, any Indebtedness evidenced by the Senior Term A Note or the Senior Term B Note. Immediately following the Closing, there will be no agreement, indenture, instrument or other document to which Borrower or any of its Subsidiaries is a party or by which it or they are bound that requires the subordination in right of payment or rights upon liquidation of any Obligations to the repayment of any other existing or future Indebtedness of Borrower or any of its Subsidiaries.

                  (d) NO CONSENTS. Other than the consent of the Senior Subordinated Lender, neither Borrower nor any of its Subsidiaries or other Affiliates is required to obtain any Consent in connection with execution, delivery or performance of this Amendment or any other Third Amendment Loan Documents or the issuance, sale or delivery of the Senior Term A Note, or for the purpose of maintaining in full force and effect any Licenses and Permits of Borrower or any of its Subsidiaries, from any Governmental Authority or any other Person, except where the failure to obtain such consent or maintain any such License or Permit, as the case may be, could not have a Material Adverse Effect. There are no orders, decrees, judgments, injunctions or rulings of any Governmental Authority against Borrower or any of its assets.

                  (e) REPRESENTATIONS AND WARRANTIES. After giving effect to the updated Disclosure Schedules attached as EXHIBIT C hereto, each of the representations and warranties of Borrower contained in the Loan Agreement is true and correct in all material respects (it being understood that Overhill Ventures has been liquidated, wound up and dissolved).

                  (f) SECURITIES LAWS. The issuance and sale of the Senior Term A Note in accordance with the terms of this Amendment will be exempt from the registration requirements of the Securities Act and the registration or qualification requirements of any applicable state securities or "blue sky" laws.

                  (g) NO DEFAULT. No Default or Event of Default has occurred and is continuing (other than the Specified Events of Default) or will result from the execution, delivery or performance of this Amendment or the other Third Amendment Loan Documents, the issuance, sale or delivery of the Senior Term A Note or the consummation of the other transactions contemplated hereby or thereby.

                  (h) COLLATERAL SECURITY. The Liens granted in favor of Lender under the Collateral Documents constitute valid, enforceable, perfected and continuing security interests and liens in, on and to the Collateral to secure the payment and performance in full of all Obligations, including all Indebtedness and other Obligations under the Senior Term A Note and the Senior Term B Note, and such security interests and liens are subject, as to priority, only to the Senior Liens and Permitted Liens to the extent entitled to priority under Applicable Law.

                  (i) OVERHILL VENTURES. Overhill Ventures has been liquidated, wound up and dissolved in accordance with Applicable Laws, and the assets and other properties of Overhill Ventures, including all right, title and interest thereto, have been distributed or otherwise transferred solely to Borrower. No assets or properties owned or held by Overhill Ventures were assigned or transferred to any Person other than Borrower.

                  (j) NOTE PRINCIPAL BALANCES. As of the date hereof, the principal amount of the Existing Senior Term A Note is $17,000,000 and the principal amount of the Senior Term B Note is $5,000,000.

         6. REPRESENTATIONS AND WARRANTIES OF LENDER. Lender hereby represents and warrants to Borrower that:

                  (a) Lender is acquiring the Senior Term A Note for its own account, for investment purposes, and not with a view to or for sale in connection with any distribution thereof. Lender understands that the Senior Term A Note has not been registered under the Securities Act or registered or qualified under any state securities law in reliance upon specific exemptions therefrom, which exemptions may depend upon, among other things, the BONA FIDE nature of Lender's investment intent as expressed herein; and

                  (b) Lender is an "accredited investor" (as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act). By reason of its business and financial experience, Lender has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the investment in the Senior Term A Note, has the capacity to protect its own interests and is able to bear the economic risk of such investment.

         7. POST-CLOSING MATTERS.

                  (a) PAYMENT OF AMENDMENT AND CAPITAL FEES. As additional consideration to be paid by Borrower in connection with the closing of the transactions contemplated by this Amendment, on (but not before or after) Friday, January 9, 2004, Borrower shall pay to Levine Leichtman Capital Partners, Inc. ("LLCP INC."), by wire transfer in immediately available funds to an account designated by LLCP Inc., the following fees: (a) A non-refundable new capital fee (the "NEW CAPITAL FEE") in the amount of $32,000 and (b) a non-refundable amendment fee (the "AMENDMENT FEE") in the amount of $35,200. Each of the New Capital Fee and the Amendment Fee shall be deemed to have been fully earned on the date of the Closing, but shall not be payable until Friday, January 9, 2004.

                  (b) CONTROL AGREEMENT MATTERS. The parties hereto agree to use their reasonable best efforts to amend the Restricted Account Agreement dated as of April 16, 2003, with Wells Fargo Bank, N.A., to, among other things, reflect that the security interests and liens of Lender in and to the Trade Payables Deposit Account are senior to the security interests and liens of the Subordinated Creditor in and to the Trade Payables Deposit Account as provided in the Intercreditor Agreement.

         8. CONFIRMATION; FULL FORCE AND EFFECT. The amendments set forth in
Section 3 shall amend the Loan Agreement on and as of the Third Amendment Effective Date, and the Loan Agreement shall otherwise remain in full force and effect, as amended thereby, from and after the Third Amendment Effective Date in accordance with its terms. Borrower hereby ratifies, approves and affirms in all respects each of the Loan Agreement, as amended hereby, the Senior Term A Note, the Senior Term B Note, the Collateral Documents (including the Liens granted in favor of Lender under the Collateral Documents) and each of the other Loan Documents, the terms and other provisions hereof and thereof and the Obligations hereunder and thereunder.

         9. NO OTHER AMENDMENTS. This Amendment is being delivered without prejudice to the rights, remedies or powers of Lender under or in connection with the Loan Agreement, the Notes, the Collateral Documents and the other Loan Documents, Applicable Laws or otherwise and, except as expressly provided in
Section 3 above, shall not constitute or be deemed to constitute an amendment or other modification of, or a supplement to, the Loan Agreement or any Loan Document or the obligations of Borrower thereunder. In addition, except as expressly provided in Section 1 above with respect to the Specified Events of Default, nothing contained in this Amendment is intended to constitute, or shall be construed as, a waiver of any breach, violation, Default or Event of Default, whether past, present or future, under the Loan Agreement, the Note, the Collateral Documents or any other Loan Document, or a forbearance by Lender of any of its rights, remedies or powers against Borrower Parties (or any of them) or the Collateral. Lender hereby expressly reserves all of its rights, powers and remedies under or in connection with the Loan Agreement, the Note, the Collateral Documents and the other Loan Documents, whether at law or in equity, including, without limitation, the right to declare all Obligations to be due and payable.

         10. RELEASE.

                  (a) Effective on and as of the Third Amendment Effective Date, Borrower, for itself and on behalf of its successors, assigns, and present and future stockholders, officers, directors, Affiliates, employees, agents and attorneys, hereby remises, releases and forever discharges Lender and its present and former officers, directors, partners (general and limited), stockholders, employees, agents, attorneys, successors and assigns from and against any and all claims, rights, actions, causes of action, suits, liabilities, defenses, damages, losses, costs and expenses (including attorneys' fees), of whatever nature, type or description, that are based upon, relate to or arise out of any facts, acts, omissions, events or circumstances existing or occurring on or prior to the Third Amendment Effective Date, whether arising out of or otherwise related to this Amendment, the Loan Agreement or any other Loan Document, any of the transactions contemplated hereby or thereby, the administration or enforcement of the Obligations, any related discussions or negotiations or otherwise, in each case whether known or unknown, existing or potential or suspected or unsuspected. Borrower waives any and all claims, rights and benefits it may have under any law of any jurisdiction that would render ineffective a release made by a creditor of claims that the creditor does not know or suspect to exist in its favor at the time of executing the release and that, if known by it, would have materially affected its settlement with the applicable debtor. Borrower acknowledges that it is aware of the following provisions of section 1542 of the California Civil Code:

                      A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

         Borrower expressly and voluntarily waives each and all claims, rights, or benefits it has or may have under section 1542 of the California Civil Code, or any other similar law of any other jurisdiction, to the full extent that it may lawfully waive such claims, rights and benefits in connection with this release. Borrower acknowledges that (a) it has been represented by independent legal counsel of its own choice throughout all of the negotiation that preceded the execution of this Amendment and that it has executed this Amendment after receiving the advice of such independent legal counsel, and (b) it and its respective counsel have had an adequate opportunity to make whatever investigation or inquiry they deem necessary or desirable in connection with the release contained in this Section 10.

                  (b) No claim shall be made by Borrower or any of its Affiliates against Lender, or any Affiliates, partners, directors, officers, employees, agents, representatives, attorneys, accountants or advisors of Lender, for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or under any other theory of liability arising out of or related to this Amendment, the Loan Agreement or any other Loan Document or the transactions contemplated hereby or thereby, or any act, omission or event occurring in connection herewith or therewith. Borrower, on behalf of itself and its Affiliates, hereby waives, releases and agrees not to sue upon any claim for such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

         11. MISCELLANEOUS PROVISIONS.

                  (a) ENTIRE AGREEMENT; SUCCESSORS AND ASSIGNS. This Amendment, together with the other Third Amendment Loan Documents, constitute the entire understanding and agreement with respect to the subject matter hereof and supersede all prior oral and written, and all contemporaneous oral, agreements and understandings with respect thereto. This Amendment shall inure to the benefit of, and be binding upon, the parties and their respective successors and permitted assigns.

                  (b) GOVERNING LAW. IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE (WITHOUT REGARD TO THE CHOICE OF LAW OR CONFLICTS OF LAW PROVISIONS THEREOF).

                  (c) COUNTERPARTS. This Amendment may be executed in one or more counterparts and by facsimile transmission, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.



                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered by their duly authorized representatives as of the date first written above.

                                    BORROWER
                                    --------

                                    OVERHILL FARMS, INC., a Nevada corporation


                                    By:  /S/ James Rudis
                                         -------------------------------------
                                         James Rudis
                                         President and Chief Executive Officer


                                    By:  /S/ John Steinbrun
                                         -------------------------------------
                                         John Steinbrun
                                         Senior Vice President and Chief
                                         Financial Officer


                                    LENDER
                                    ------

                                    PLEASANT STREET INVESTORS, LLC, a California limited liability company

                                    By: Levine Leichtman Capital Partners, Inc.,
                                        its Manager


                                            By: /S/ Steven E. Hartman
                                                ------------------------------
                                                Steven E. Hartman
                                                Vice President






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